FORM T-1

	SECURITIES AND EXCHANGE COMMISSION
	WASHINGTON, D.C. 20549

	Statement of Eligibility and Qualification Under the
	Trust Indenture Act of 1939 of a Corporation
	Designated to Act as Trustee


	FIRST TRUST NATIONAL ASSOCIATION
	(Exact Name of Trustee as Specified in its Charter)

91-1587893
(I.R.S Employer Identification No.)

601 Union Street, Suite 2120					98101
Seattle, WA
(Address of Principal Executive Offices)		   (Zip Code)


	METROPOLITAN MORTGAGE & SECURITIES CO., INC.
	(Exact Name of Obligor as Specified in its Charter)

	Washington						91-0609840
(State or Other Jurisdiction of		(I.R.S. Employer
Incorporation or Organization)		Identification No.)


West 929 Sprague Avenue
Spokane, Washington
(509) 838-3111
(Address and telephone number
of Principal Executive Offices)

99204
(Zip Code)

	Installment Debentures, Series I
	and
	Installment Debentures, Series II
(Title of the Indenture Securities)


1.		General Information.  Furnish the following information as to the trustee:

	(a)	Name and address of each examining or supervising
authority to which it is subject.

			Comptroller of the Currency, Washington D.C. 20521

	(b)	Whether it is authorized to exercise corporate trust
powers.

			Yes.

2.		Affiliations with Obligor and Underwriters.  If the Obligor
or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

		No such affiliation exists with the Trustee, First Trust
National Association.

3.		Voting Securities of the Trustee.  Furnish the following
information as to each class of voting securities of the
Trustee:

	As of June 30, 1996

		Col. A					Col. B
	Title of Class				Amount Outstanding

		Common Stock				1000 shares

4.		Trusteeships Under Other Indentures.  If the Trustee is a
trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

	(a)	Title of securities outstanding under each such other
indenture:

		None

	(b)	A brief statement of the facts relied upon as a basis for
the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities used under such other indenture.

		Not applicable.

5.		Interlocking Directories and Similar Relationships with the
Obligor or its Officials. If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor, identify each such person having any such connection and state the nature of each such connection.

			None.

6.		Voting Securities of the Trustee Owned by the Obligor or its
Officials. Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

As of June 30, 1996

Col. A		Col. B		Col. C		Col. D
Name of		Title			Amount Owned	Percentage of
Owner		of Class		Beneficially	Voting Securities
									Represented by
									Amount Given
									in Col. C.
------------------------------------------------------------------
---

None

7.		Voting Securities of the Trustee Owned by Underwriters or
Their Officials. Furnish the following information as to the voting securities of the Trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter.

	As of June 30, 1996
Col. A		Col. B		Col. C		Col. D
Name of		Title			Amount Owned	Percentage of
Owner		of Class		Beneficially	Voting Securities
									Represented by
									Amount Given
									in Col. C.
------------------------------------------------------------------
---

None.

8.		Securities of the Obligor Owned or Held by the Trustee.
Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the Trustee:

	As of June 30, 1996

Col. A	Col. B	Col. C			Col. D
Title of		Whether the	Amount Owned		Percent of
Class
				Securities are	Beneficially or		Represented
by
				Voting or		Held as Collateral	Amount Given
				Nonvoting		for Obligations	in Col. C.
				Securities		in Default Trustee
------------------------------------------------------------------
---

None.

9.		Securities of Underwriters owned or Held by the Trustee.  If the Trustee owns beneficially or holds as collateral security for obligations in default any securities or an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which as so owned or held by the Trustee.

	As of June 30, 1996

Col. A			Col. B		Col. C			Col. D
Name of Issuer	Amount		Amount Owned		Percent of
and Title of 	Outstanding 	Beneficially 		Class
Represented
Class						or Held as			by Amount
Given
							Collateral for		in Col. C
							Obligations in
							Default by Trustee
------------------------------------------------------------------
----

None.

10.	Ownership or Holdings by the Trustee of Voting Securities of
Certain Affiliates or Security Holders of the Obligor. If the Trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

	As of June 30, 1996

Col. A			Col. B		Col. C		Col. D
Name of Issuer	Amount		Amount Owned	Percent of Class
and Title of 	Outstanding	Beneficially 	Represented by
Class						or Held as 	Amount Given
							Collateral 	In Col. C
							Security for
							Obligations in
							Default by Trustee
------------------------------------------------------------------
---

None.

11.	Ownership or Holdings by the Trustee of any Securities of a
Person Owning 50% or More of the voting Securities of the Obligor. If the Trustee owns beneficially or holds as collateral security for obligations in default any Securities of a person who, to the knowledge of the trustee, owns 50% or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

	As of June 30, 1996

Col. A			Col. B		Col. C		Col. D
Name of Issuer	Amount		Amount Owned	Percent of Class
and Title of		Outstanding	Beneficially	Represented by
Class						Held as 		Amount Given
							Collateral 	In Col. C
							Security for
							Obligations in
							Default by Trustee
------------------------------------------------------------------
---

None.

12.	Indebtedness of the Obligor to the Trustee.  Except as noted
in the instructions, if the obligor is indebted to the Trustee, furnish the following information:

	As of June 30, 1996

Col. A				Col. B				Col. C
Nature of			Amount Outstanding		Date Due
Indebtedness
------------------------------------------------------------------
----
None.

13.	Defaults by the Obligor.

	(a)	State whether there is or has been a default with respect
to the securities under this indenture. Explain the nature of any such default.

		Not applicable.

	(b)	If the trustee is a trustee under another indenture under
which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

		Not applicable

14.	Affiliations with the Underwriters. If any underwriter is an affiliate of the trustee, describe each such affiliation.

		None.

15.	Foreign Trustee.  Identify the order or rule pursuant to
which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

		Not applicable.

16.	List of Exhibits.  List below all exhibits filed as part of
this statement of eligibility and qualification.

	1.	Articles of association of First Trust National
Association. (Attached)

	2.	Certificate of Authority of First Trust National
Association to Commence Business.

	3.	Authorization of the Trustee to exercise corporate trust
powers.

	4.	Bylaws of First Trust National Association.  (Attached)

	5.	Not Applicable.

	6.	Consents of First Trust National Association required by
Section 321(b) of the Act. (Attached)

	7.	Latest Report of Condition of First Trust National
Association. (Attached)

	SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, First Trust National Association, a national banking association organized under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Seattle, and State of Washington, on the 16th day of December, 1996.

FIRST TRUST NATIONAL ASSOCIATION

     /S/ M. Bator
By____________________________________


	Exhibit 6 (to Form T-1)

	CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance by Metropolitan Mortgage & Securities Co., Inc. of Installment Debentures, Series I and Investment Debentures, Series II, we hereby consent that reports of examinations by federal, state, territorial and district authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


					FIRST TRUST NATIONAL ASSOCIATION

					/S/ M. Bator
					By__________________________________


Dated:	December 16, 1996